Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:	John C. Merriwether Vice President of Financial Relations Health Management Associates, Inc. (239) 598-3131

HEALTH MANAGEMENT ANNOUNCES 4TH QUARTER AND YEAR-END 2011 RESULTS

Net Revenue Increases 17.6% to $1.58 Billion in the 4th Quarter

NAPLES, FLORIDA (February 13, 2012) Health Management Associates, Inc. (NYSE: HMA) today announced its consolidated financial results for the fourth quarter and year ended December 31, 2011.

Key metrics from continuing operations for the fourth quarter (all percentage changes compare the fourth quarter of 2011 to the fourth quarter of 2010) include:

•

Excluding certain write-offs of deferred debt issuance costs, Tennova restructuring charges, and interest rate swap accounting, as shown in the tables accompanying this press release, diluted earnings per share from continuing operations increased 62.5% to $0.26 as compared to $0.16 per diluted share for the same quarter a year ago;

•	Revenue increased 17.6% to $1.584 billion;

•

Adjusted EBITDA increased 27.3% to $236.2 million. Adjusted EBITDA includes approximately $38.2 million of Medicare and Medicaid HCIT incentive payments, and excludes $24.6 million of write-offs of deferred debt issuance costs and $12.9 million of Tennova restructuring charges;

•	Admissions increased 6.8% while adjusted admissions increased 11.6%;

•	Same hospital net revenue increased 5.5% to $1,420.4 million;

•	Same hospital net revenue per adjusted admission increased 6.6%;

•

Same hospital Adjusted EBITDA increased 25.3% to $271.6 million, resulting in a 300 basis point improvement in margin to 19.1%. Excluding approximately $38.2 million of Medicare and Medicaid HCIT incentive payments, same hospital Adjusted EBITDA increased 7.7% to $233.3 million, resulting in a 30 basis point improvement in margin to 16.4%; and

•	Same hospital surgeries increased 0.8%.

-more-

Health Management Associates, Inc. / Page 2

The tables accompanying this press release include reconciliations of consolidated net income to all presentations of Adjusted EBITDA (which is not a GAAP measure) contained in this press release. Those tables also reconcile earnings per share on a GAAP basis to those amounts presented in this press release and contain disclaimers and other important information regarding how Health Management defines and uses Adjusted EBITDA.

For continuing operations at hospitals operated by Health Management for one year or more, referred to as same hospital operations, net revenue in the fourth quarter increased $73.9 million or 5.5%, to $1,420.4 million compared to the same quarter in the prior year. Adjusted EBITDA from same hospital operations grew 25.3% to $271.6 million, representing 19.1% of net revenue, as compared to $216.7 million and 16.1%, respectively, for the same quarter a year ago. Same hospital Adjusted EBITDA includes $38.2 million of Medicare and Medicaid HCIT incentive payments and excludes $24.6 million of write-offs of deferred debt issuance costs and $12.9 million of Tennova restructuring charges. Declines in uninsured admissions contributed to a 3.7% and 1.1% decline in fourth quarter same hospital admissions and adjusted admissions, respectively.

“We are pleased to report another year of record revenues and strong earnings as we continue to successfully execute our operating and partnership strategies,” said Gary D. Newsome, Health Management’s President and Chief Executive Officer. “By continuing to focus our efforts on the fundamentals – investment in innovative services and strategic partnerships, recruitment of physicians and leadership talent, adherence to effective cost control measures and development of our very active partnership pipeline, we are looking forward to 2012 as we seek to enable America’s best local health care.”

Health Management’s provision for doubtful accounts, or bad debt expense, was $195.1 million, or 12.3% of net revenue, for the fourth quarter compared to $163.9 million, or 12.2% of net revenue, for the same quarter a year ago.

Uninsured self-pay patient discounts for the fourth quarter were $254.5 million, compared to $209.3 million for the same quarter a year ago. Charity/indigent care write-offs were $23.1 million for the fourth quarter, compared to $24.2 million for the same quarter a year ago.

-more-

Health Management Associates, Inc. / Page 3

The sum of uninsured discounts, charity/indigent write-offs and bad debt expense, as a percent of the sum of net revenue, uninsured discounts and charity/indigent write-offs (which Health Management refers to as its Uncompensated Patient Care Percentage) was 25.4% for the fourth quarter, compared to 25.2% for the fourth quarter a year ago, and 26.1% for the quarter ended September 30, 2011. Health Management believes that its Uncompensated Patient Care Percentage provides key information regarding the aggregate level of patient care for which it does not receive payment.

Cash flow from continuing operating activities for the fourth quarter was $114.8 million, after cash interest and cash tax payments aggregating $59.9 million. Health Management’s total leverage ratio and interest coverage ratio were both approximately 4.0 at December 31, 2011.

For the year ended December 31, 2011, Health Management reported net revenue of $5,804.5 million and Adjusted EBITDA of $848.2 million. For 2011, income from continuing operations was $206.3 million and net income attributable to Health Management’s common stockholders was $178.7 million, or $0.71 per diluted share from continuing operations, a 9.2% increase compared to $0.65 per diluted share from continuing operations for the year ended December 31, 2010. As shown in the accompanying table, excluding write-offs of deferred debt issuance costs, interest rate swap accounting, Tennova restructuring charges and acquisition and investigation charges, diluted earnings per share from continuing operations increased 32.3% to $0.86 compared to the same period a year ago.

Health Management hospitals recognized approximately $1.8 million of Medicare and Medicaid HCIT incentive payments in the third quarter ended September 30, 2011 and approximately $38.2 million in the fourth quarter ended December 31, 2011. Based on current 2012 attestation schedules and cost report year ends for the remainder of its hospitals, Health Management expects to recognize approximately $90 to $120 million of Medicare and Medicaid HCIT incentive payments during the year ending December 31, 2012, the bulk of which is expected to be recorded in the third and fourth quarters of 2012.

Health Management is also affirming its diluted EPS from continuing operations objective range for fiscal year 2012 to be between $0.80 and $0.90. This diluted EPS range does not include approximately $80 million, or $0.20 per diluted share of impact expected from interest rate swap accounting or approximately $90 to $120 million of anticipated Medicare and Medicaid HCIT incentive payments.

-more-

Health Management Associates, Inc. / Page 4

As previously announced on February 6, 2012, a subsidiary of Health Management executed a definitive agreement with INTEGRIS Health to enter into a joint venture arrangement for five Oklahoma hospitals. The Oklahoma hospitals to be joint ventured include: 53-bed Integris Blackwell Regional Hospital, located in Blackwell; 64-bed Integris Clinton Regional Hospital, located in Clinton; 25-bed Integris Marshall County Medical Center, located in Madill; 52-bed Integris Mayes County Medical Center, located in Pryor; and 32-bed Integris Seminole Medical Center, located in Seminole. Combined, these five hospitals have an aggregate of 226 licensed beds and generated approximately $95 million of revenue over the last twelve months. Under the joint venture agreement, Health Management is anticipated to own an 80% controlling interest in each of these five hospitals and will manage their operations. The transaction is subject to normal and customary regulatory approvals and is expected to be completed by April 1, 2012.

Health Management’s executive team will hold a conference call and webcast to discuss the contents of this press release and Health Management’s consolidated financial results for the three months and year ended December 31, 2011 on Tuesday, February 14, 2012 at 11:00 a.m. EST. Investors are invited to access the webcast via Health Management’s website at www.HMA.com or via www.streetevents.com. Alternatively, investors may join the conference call by dialing 877-476-3476.

Health Management will archive a copy of the audio webcast of the conference call, along with any related information that Health Management may be required to provide pursuant to Securities and Exchange Commission rules, on its website under the heading “Investor Relations” for a period of 60 days following the conference call.

Health Management enables America’s best local health care by providing the people, processes, capital and expertise necessary for its hospital and physician partners to fulfill their local missions of delivering superior health care services. Health Management, through its subsidiaries and upon completion of the previously announced INTEGRIS Health joint venture transaction, will operate 71 hospitals, with approximately 10,600 licensed beds, in non-urban communities located throughout the United States.

All references to “Health Management,” “HMA” or the “Company” used in this release refer to Health Management Associates, Inc. and its affiliates.

-more-

Health Management Associates, Inc. / Page 5

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “plans,” “could” and other similar words. All statements addressing operating performance, events or developments that Health Management Associates, Inc. expects or anticipates will occur in the future, including but not limited to incurrence of indebtedness, projections of revenue, income or loss, capital expenditures, earnings per share, the timing and receipt of Medicare and Medicaid HCIT incentive payments the financial impact expected from interest rate swap accounting, debt structure, bad debt expense, capital structure, repayment of indebtedness, other financial items and operating statistics, statements regarding the plans and objectives of management for future operations, innovations, or market service development, statements regarding acquisitions, joint ventures, divestitures and other proposed or contemplated transactions (including but not limited to statements regarding the timing of anticipated acquisitions, the potential for future acquisitions and perceived benefits of acquisitions), statements of future economic performance, statements regarding the effects and/or interpretations of recently enacted or future health care laws and regulations, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact, are considered to be “forward-looking statements.”

Because they are forward-looking, such statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Health Management Associates, Inc.’s most recent Annual Report on Form 10-K, and its most recent Quarterly Report on Form 10-Q, under the headings entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of Health Management Associates, Inc.’s underlying assumptions prove incorrect, actual results could vary materially from those currently anticipated. In addition, undue reliance should not be placed on Health Management Associates, Inc.’s forward-looking statements. Except as required by law, Health Management Associates, Inc. disclaims any obligation to update its risk factors or to publicly announce updates to the forward-looking statements contained in this press release to reflect new information, future events or other developments.

(financial tables follow)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2011	2010	2011	2010

Net revenue	$1,583,774	$1,346,549	$5,804,451	$5,092,166

Salaries and benefits	637,751	539,147	2,302,844	2,016,967
Supplies	216,350	178,546	776,598	703,426
Provision for doubtful accounts	195,127	163,946	716,856	624,753
Rent expense	43,541	33,710	154,279	122,983
Other operating expenses	305,865	245,636	1,067,980	892,465
Medicare and Medicaid HCIT incentive payments	(38,233)	—	(39,982)	—
Depreciation and amortization	73,466	61,258	267,900	241,873
Interest expense	70,659	52,742	222,747	211,673
Write-off of deferred debt issuance costs	24,595	—	24,595	—
Other	12	(689)	(1,771)	(8,797)

	1,529,133	1,274,296	5,492,046	4,805,343

Income from continuing operations before income taxes	54,641	72,253	312,405	286,823
Provision for income taxes	(16,893)	(26,041)	(106,071)	(101,049)

Income from continuing operations	37,748	46,212	206,334	185,774
Loss from discontinued operations, net of income taxes	(1,227)	(12,976)	(2,409)	(13,526)

Consolidated net income	36,521	33,236	203,925	172,248
Net income attributable to noncontrolling interests	(5,674)	(5,057)	(25,215)	(22,179)

Net income attributable to Health Management Associates, Inc.	$30,847	$28,179	$178,710	$150,069

Earnings (loss) per share attributable to Heath Management Associates, Inc. common stockholders:
Basic:
Continuing operations	$0.13	$0.17	$0.72	$0.66
Discontinued operations	—	(0.05)	(0.01)	(0.05)

Net income	$0.13	$0.12	$0.71	$0.61

Diluted:
Continuing operations	$0.13	$0.16	$0.71	$0.65
Discontinued operations	—	(0.05)	(0.01)	(0.05)

Net income	$0.13	$0.11	$0.70	$0.60

Weighted average number of shares outstanding:
Basic	252,175	248,600	251,541	248,272

Diluted	256,032	252,372	255,037	251,106

Net income attributable to Health Management Associates, Inc.
Income from continuing operations, net of income taxes	$32,074	$41,155	$181,119	$163,595
Loss from discontinued operations, net of income taxes	(1,227)	(12,976)	(2,409)	(13,526)

Net income attributable to Health Management Associates, Inc.	$30,847	$28,179	$178,710	$150,069

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)

	Twelve Months Ended December 31,
	2011	2010

Cash flows from operating activities:
Consolidated net income	$203,925	$172,248
Adjustments to reconcile consolidated net income to net cash provided by continuing operating activities:
Depreciation and amortization	274,526	248,583
Amortization related to interest rate swap contract	10,384	—
Fair value adjustment related to interest rate swap contract	5,979	—
Provision for doubtful accounts	716,856	624,753
Stock-based compensation expense	25,169	18,366
Losses (gains) on sales of assets, net	1,325	(711)
Gains on sales of available-for-sale securities, net	(518)	(4,328)
Write-off of deferred debt issuance costs	24,045	—
Deferred income tax expense	79,159	20,311
Changes in assets and liabilities of continuing operations, net of the effects of acquisitions:
Accounts receivable	(870,898)	(731,607)
Supplies, prepaid expenses and other current assets	(11,379)	(20,643)
Prepaid and recoverable income taxes	(18,987)	31,020
Deferred charges and other long-term assets	(5,785)	5,382
Accounts payable, accrued expenses and other liabilities	128,521	59,069
Equity compensation excess income tax benefits	(2,999)	(1,278)
Loss from discontinued operations, net of income taxes	2,409	13,526

Net cash provided by continuing operating activities	561,732	434,691

Cash flows from investing activities:
Acquisitions of hospitals and other	(582,090)	(191,454)
Additions to property, plant and equipment	(302,046)	(209,108)
Proceeds from sales of assets and insurance recoveries	2,765	3,150
Proceeds from sales of discontinued operations	4,851	26,360
Purchases of available-for-sale securities	(1,385,580)	(921,724)
Proceeds from sales of available-for-sale securities	1,321,398	904,881
Increase in restricted funds	(35,309)	(5,758)

Net cash used in continuing investing activities	(976,011)	(393,653)

Cash flows from financing activities:
Proceeds from long-term borrowings	3,356,970	—
Principal payments on debt and capital lease obligations	(2,869,380)	(40,147)
Proceeds from exercises of stock options	14,067	7,469
Payments for debt issuance costs	(75,149)	—
Cash received from noncontrolling shareholders	—	2,547
Cash payments to noncontrolling shareholders	(28,284)	(20,630)
Equity compensation excess income tax benefits	2,999	1,278

Net cash provided by (used in) continuing financing activities	401,223	(49,483)

Net decrease in cash and cash equivalents before discontinued operations	(13,056)	(8,445)
Net increases (decreases) in cash and cash equivalents from discontinued operations:
Operating activities	5,991	5,672
Investing activities	(12,894)	(1,433)

Net decrease in cash and cash equivalents	(19,959)	(4,206)
Cash and cash equivalents at the beginning of the period	101,812	106,018

Cash and cash equivalents at the end of the period	$81,853	$101,812

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS AND STATISTICS

	December 31, 2011	December 31, 2010
	(unaudited, in thousands)

Assets
Current assets:
Cash and cash equivalents	$81,853	$101,812
Available-for-sale securities	122,277	57,327
Accounts receivable, net	903,517	759,131
Other current assets	305,640	268,726
Assets of discontinued operations	14,561	11,384
Property, plant and equipment, net	3,263,172	2,662,947
Restricted funds	96,244	51,067
Other assets	1,234,635	997,691

Total assets	$6,021,899	$4,910,085

Liabilities and Stockholders’ Equity
Current liabilities	$821,534	$555,630
Deferred income taxes	234,080	157,177
Other long-term liabilities	691,680	680,073
Long-term debt	3,489,489	2,983,719
Stockholders’ equity	785,116	533,486

Total liabilities and stockholders’ equity	$6,021,899	$4,910,085

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	% Change	2011	2010	% Change
Continuing Operations
Occupancy	41.0%	42.7%		42.8%	43.9%
Patient days	364,916	342,909	6.4%	1,424,500	1,350,697	5.5%

Admissions	88,330	82,734	6.8%	338,637	323,917	4.5%
Adjusted admissions	169,200	151,548	11.6%	635,934	586,060	8.5%

Average length of stay	4.1	4.1		4.2	4.2
Surgeries	95,429	80,869	18.0%	342,421	314,564	8.9%
Emergency room visits	416,627	370,821	12.4%	1,562,028	1,413,831	10.5%

Net revenue (in thousands)	$1,583,774	$1,346,549	17.6%	$5,804,451	$5,092,166	14.0%
Net revenue per adjusted admission	$9,360	$8,885	5.3%	$9,127	$8,689	5.0%
Total inpatient revenue percentage	47.7%	49.5%		48.1%	50.0%
Total outpatient revenue percentage	52.3%	50.5%		51.9%	50.0%

Same Hospitals
Occupancy	40.7%	42.7%		42.1%	43.9%
Patient days	328,340	342,909	-4.2%	1,300,722	1,350,697	-3.7%

Admissions	79,646	82,734	-3.7%	311,053	323,917	-4.0%
Adjusted admissions	149,947	151,548	-1.1%	581,056	586,060	-0.9%

Average length of stay	4.1	4.1		4.2	4.2
Surgeries	81,502	80,869	0.8%	316,298	314,564	0.6%
Emergency room visits	368,461	370,821	-0.6%	1,430,193	1,413,831	1.2%

Net revenue (in thousands)	$1,420,432	$1,346,549	5.5%	$5,335,498	$5,092,166	4.8%
Net revenue per adjusted admission	$9,473	$8,885	6.6%	$9,182	$8,689	5.7%
Total inpatient revenue percentage	47.8%	49.5%		48.4%	50.0%
Total outpatient revenue percentage	52.2%	50.5%		51.6%	50.0%

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010

Net revenue	$1,583,774	$1,346,549	$5,804,451	$5,092,166
Less acquisitions	163,342	—	468,953	—

Same hospital net revenue	$1,420,432	$1,346,549	$5,335,498	$5,092,166

Consolidated net income	$36,521	$33,236	$203,925	$172,248

Adjustments:
Loss from discontinued operations, net of income taxes	1,227	12,976	2,409	13,526
Provision for income taxes	16,893	26,041	106,071	101,049
(Gains) losses on sales of assets, net	229	133	1,325	(711)
Interest and other income, net	(217)	(822)	(3,096)	(8,086)
Interest expense	70,659	52,742	222,747	211,673
Write-off of deferred debt issuance costs	24,595	—	24,595	—
Costs for acquisitions, investigations and restructuring (a)	12,869	83	22,324	883
Depreciation and amortization	73,466	61,258	267,900	241,873

Adjusted EBITDA (b)	236,242	185,647	848,200	732,455

Adjustment for acquisitions, corporate and other	35,312	31,069	106,826	127,369

Same hospital operating Adjusted EBITDA (b)	$271,554	$216,716	$955,026	$859,824

Same hospital operating Adjusted EBITDA margins =
Same hospital operating Adjusted EBITDA / Same hospital net revenue (b)	19.1%	16.1%	17.9%	16.9%

(a)	For purposes of calculating Adjusted EBITDA as further defined below, Health Management has not included any investigation costs for the three months ended December 31, 2011, while for the year ended December 31, 2011, approximately $4.5 million of investigation costs have been included.
(b)	Adjusted EBITDA is defined as consolidated net income before discontinued operations, net gains (losses) on sales of assets, net interest and other income, interest expense, income taxes, costs for acquisitions, investigations and restructuring, write-offs of deferred debt issuance costs, and depreciation and amortization. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by net revenue. Adjusted EBITDA is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Health Management believes that providing non-GAAP information such as Adjusted EBITDA is important for investors and other readers of Health Management’s consolidated financial statements as it is commonly used as an analytical indicator within the health care industry and Health Management’s debt facilities contain covenants that use Adjusted EBITDA in their calculations. Because Adjusted EBITDA is a non-GAAP measure and is thus susceptible to varying calculations, Adjusted EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies.

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited, in thousands, except per share amounts)

The following tables provide information regarding income from continuing operations attributable to Health Management, excluding the impact of write-off of deferred debt issuance costs, interest rate swap amortization and mark-to-market adjustment, and acquisition, investigation and restructuring costs. These tables are a non-GAAP presentation; nonetheless, Health Management believes that providing this detail is beneficial to investors and other readers of Health Management’s consolidated financial statements due to the significant impact these items had on income from continuing operations attributable to Health Management.

Three Months Ended December 31, 2011

	Continuing Operations	Write-Off of Deferred Debt Issuance Costs	Interest Rate Swap Amortization and Mark-To-Market Adjustment	Acquisition, Investigation and Restructuring Costs	Total, As Reported
Income from continuing operations before income taxes	$108,468	$(24,595)	$(16,363)	$(12,869)	$54,641
Net income from continuing operations attributable to noncontrolling interests	(5,674)	—	—	—	(5,674)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	102,794	(24,595)	(16,363)	(12,869)	48,967
Provision for income taxes	(37,752)	9,531	6,341	4,987	(16,893)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$65,042	$(15,064)	$(10,022)	$(7,882)	$32,074

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.26	$(0.06)	$(0.04)	$(0.03)	$0.13

Diluted	$0.26	$(0.06)	$(0.04)	$(0.03)	$0.13

Twelve Months Ended December 31, 2011

	Continuing Operations	Write-Off of Deferred Debt Issuance Costs	Interest Rate Swap Amortization and Mark-To-Market Adjustment	Acquisition, Investigation and Restructuring Costs	Total, As Reported
Income from continuing operations before income taxes	$375,687	$(24,595)	$(16,363)	$(22,324)	$312,405
Net income from continuing operations attributable to noncontrolling interests	(25,215)	—	—	—	(25,215)

Income from continuing operations before income taxes attributable to Health Management Associates, Inc.	350,472	(24,595)	(16,363)	(22,324)	287,190
Provision for income taxes	(130,594)	9,531	6,341	8,651	(106,071)

Income from continuing operations attributable to Health Management Associates, Inc. common stockholders	$219,878	$(15,064)	$(10,022)	$(13,673)	$181,119

Earnings per share from continuing operations attributable to Health Management Associates, Inc. common stockholders:
Basic	$0.87	$(0.06)	$(0.04)	$(0.05)	$0.72

Diluted	$0.86	$(0.06)	$(0.04)	$(0.05)	$0.71

###